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                                                                Exhibit 10.4

                                            July 23, 1996

Northern Life Insurance Company
Royal Maccabees Life Insurance Company
ReliaStar Bankers Security Life Insurance Company as Successor By
Merger to The North Atlantic Life Insurance Company of America
Farm Bureau Life Insurance Company of Michigan
FB Annuity Company
Farm Bureau Mutual Insurance Company of Michigan
c/o ReliaStar Investment Research, Inc.
100 Washington Avenue South
Suite 800
Minneapolis, Minnesota 55401-2121

Gentlemen:

Reference is made to the Note Purchase Agreement (as heretofore amended, the "1992 Agreement") among Northern Life Insurance Company ("Northern"), Royal Maccabees Life Insurance Company ("Royal Maccabees"), The North Atlantic Life Insurance Company of America ("North Atlantic"), Farm Bureau Life Insurance Company of Michigan ("Farm Bureau Life"), FB Annuity Company ("FB Annuity"), Farm Bureau Mutual Insurance Company of Michigan ("Farm Bureau Mutual", and, together with Northern, Royal Maccabees, North Atlantic, Farm Bureau Life, and FB Annuity, collectively the "1992 Lenders") and Michael Anthony Jewelers, Inc. (the "Company"), dated as of May 1, 1992, pursuant to which the 1992 Lenders purchased 8.61% Senior Notes of the Company in the original aggregate principal amount of $10,000,000.

The Company requests that the 1992 Agreement be amended in the following respect, such amendment to be effective as of the date hereof:

Negative Covenant
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Paragraph 5(b) of the 1992 Agreement, as the same has been amended, shall be deleted in its entirety and there shall be substituted in lieu thereof the following in Paragraph 5:

         (b) Fixed Charge Coverage. Permit the ratio of Total Pretax Income available for Fixed Charges to Total Fixed Charges (the "Fixed Charge Ratio") for any twelve month fiscal year end period to be less than 175%, provided that the Fixed Charge Ratio may be less than 175% at fiscal year end if the Fixed Charge Ratio for the previous fiscal year was at least 175% at fiscal year end; provided further, that the Fixed Charge Ratio may be less than 175%, but in no event less than 100%, for any four fiscal quarter period.
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The amendment set forth herein shall supersede in its entirety the amendment of
Paragraph 5(b) set forth in that certain letter amendment dated February 16, 1995 among the Lenders and the Company.

Except as amended hereby, the 1992 Agreement shall remain in full force and effect.

If you agree to amending the 1992 Agreement in the manner set forth above, please so indicate by executing the form of acknowledgment set forth below. The amendment shall then take effect as of the date hereof.

This letter amendment may be executed in one or more counterparts, all of which together shall constitute but one instrument.

                                    Very truly yours,

                                    MICHAEL ANTHONY JEWELERS, INC.

                                    By:     /s/ Allan Corn
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                                            Allan Corn, Chief Financial Officer

                                    By:     Michael A. Paolercio
                                            --------------------
                                            Michael A Paolercio, Treasurer

Agreed to and accepted as
of the date first above
written on behalf of

Northern Life Insurance Company

By:      /s/ James Wittich
         -----------------
Title    Assistant Treasurer
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Royal Maccabees Life Insurance Company

By:      __________________
Title:   __________________

ReliaStar Bankers Security Life Insurance Company as Successor By
Merger to The North Atlantic Life Insurance Company of America

By:      /s/ James Wittich
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Title:   Vice President
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